                                                                   EXHIBIT 10.42

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                             AMENDED AND RESTATED

                                MASTER SALE OF

                     CHATTEL PAPER AND SECURITY AGREEMENT


                          DATED AS OF MARCH 19, 1996


                                 BY AND AMONG


                            EUROPEAN AMERICAN BANK
                                   AS BUYER

                                      AND

                            BANKVEST CAPITAL CORP.
                            LEASEVEST CAPITAL CORP.
                                  AS SELLERS


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     AMENDED AND RESTATED MASTER SALE OF CHATTEL PAPER AND SECURITY AGREEMENT
dated as of March 19, 1996, among EUROPEAN AMERICAN BANK ("Buyer"), with an address at EAB Plaza, Uniondale, New York 11555, and BANKVEST CAPITAL CORP. ("BankVest"), and LEASEVEST CAPITAL CORP., jointly and severally, (each a "Seller" and collectively, the "Seller"), each a Massachusetts corporation, with its principal place of business at 114 Turnpike Road, Westboro, Massachusetts 01581.


                                   RECITALS
                                   --------


     A. Pursuant to a Master Sale of Chattel Paper and Security Agreement dated as of May 9, 1995, between Buyer and Seller (the "Original Agreement") the Seller sold and the Buyer purchased certain equipment lease Paper.

     B. The Original Agreement provided that the aggregate purchase price for the Paper was not to exceed $5 million.

     C. Seller desires to sell and Buyer desires to purchase, from time to time on the terms and conditions set forth herein, additional equipment lease paper for an aggregate purchase price not to exceed $10,000,000. (which amount shall include the aggregate purchase price of the Paper purchased pursuant to the Original Agreement) and Seller and Buyer desire to amend and restate, in its entirety, the Original Agreement.

     Accordingly, Seller and Buyer hereby agree as follows:

     1.  DEFINITIONS.
         -----------

     The following terms, and all other capitalized terms when used in this Agreement shall have the meanings assigned to them herein unless the context otherwise requires:

     "Agreement" shall mean this Amended and Restated Master Sale of Chattel Paper and Security Agreement, as the same may be further modified, amended or restated from time to time in the manner provided herein.

     "Assignment" shall mean the instrument entitled "Sale and Assignment of Chattel Paper" evidencing the sale, assignment and transfer of an item of Paper by Seller to Buyer, incorporating the terms of this Agreement, substantially in the form of Exhibit "A" annexed hereto.

     "Debtor" shall mean the obligor under an item of Paper, and its successors and assigns.

     "Debtor Obligations" shall mean (a) the unpaid balance of monies due or to become due under an item of Paper, including all extensions or modifications thereof, and (b) all other obligations of a Debtor pursuant to such Paper.

     "Equipment" shall mean all of the machinery, equipment, motor vehicles, furniture and fixtures identified and described in an item of Paper, together with all parts, attachments, accessions, accessories and additions that at the time of the delivery of an Assignment or thereafter is affixed or related thereto, and all substitutions and replacements thereof, wherever located.

     "Guarantor" shall mean any person or entity guaranteeing any of the Debtor Obligations.

     "Paper" shall refer to any equipment lease, installment sale contract or other chattel paper sold, assigned and transferred by Seller to Buyer pursuant to an Assignment between Seller or another party, and a Debtor, including any schedules, amendments or addenda thereto, and all purchase options, renewal options, guaranties, security agreements, pledge agreements and other agreements, documents and instruments relating thereto.

     "Pledgor" shall mean any person or entity pledging any collateral as security for any of the Debtor Obligations.

     "Property" shall have the meaning assigned to such term in Section 3 hereof.

     "Repurchase Price" shall have the meaning assigned to such term in Section 8(a) hereof.

     "Seller's Obligations" shall mean all obligations of Seller and all extensions and renewals thereof, of every nature owed at any time to Buyer, whether now existing or hereafter incurred, direct or contingent, pursuant to the terms of this Agreement or any Assignment including, but not limited to, the Repurchase Price owed with respect to any item of Paper.

     "UCC" shall mean the Uniform Commercial Code.

     2.   SALE OF PAPER.
          -------------

          (a) Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell and Buyer hereby agrees to purchase from time to time during the period commencing May 9, 1995 and ending on February 28, 1997 (the "Commitment Expiration Date"), Paper which satisfies the requirements of
Section 4(b) hereof for an aggregate purchase price not to exceed

                                       2
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$10,000,000 (which amount shall include the aggregate purchase price of Paper purchased pursuant to the Original Agreement) (the "Commitment"). Each transfer of an item of Paper shall be evidenced by and described in an Assignment signed by Seller specifying the amount, terms of payment, the Equipment covered by such Paper, all security deposits and related agreements, guaranties, instruments and agreements. Seller shall not in any Assignment or otherwise delegate any of its obligations under such Paper, to Buyer. Rates quoted by Buyer to Seller with respect to an item of Paper proposed to be sold hereunder shall be valid for a period of sixty (60) days from the date of such quote, and if such Paper is not sold to Buyer in accordance with the terms hereof within such period, the Buyer reserves the right to withdraw such offer without notice. The rate shall be such rate as quoted by Buyer from time to time in its sole and absolute discretion.

          (b) Prior to and as a condition precedent to the execution hereof by Buyer, Seller shall deliver to Buyer in form and substance satisfactory to Buyer, the following:

               (i) a certificate, substantially in the form of Exhibit B annexed hereto, of the Corporate Secretary of Seller relating to the incumbency and signatures of the officers authorized to execute this Agreement and certifying the resolutions of Seller's Board of Directors authorizing Seller to enter into and be bound by this Agreement and the transactions contemplated hereby; and

               (ii) a written opinion of Seller's legal counsel, in form and substance acceptable to Buyer.

          (c) Prior to and as a condition precedent to the purchase of each item of Paper hereunder, Seller shall deliver, in form and substance satisfactory to Buyer, the following:

               (i) the duly executed, complete and sole original counterpart number 1 of the Paper, marked "Original";

               (ii) a Delivery and Acceptance Certificate for the related Equipment, in form and substance satisfactory to Buyer, executed by the Debtor;

               (iii) an Assignment, substantially in the form of Exhibit A, completed and duly executed by Seller;

               (iv) fully executed UCC financing statements on form UCC-1 as required by Buyer for filing by Buyer against Seller and the Debtor;

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               (v)     original bills of sale or other proofs of ownership of
     the Equipment acceptable to Buyer, together with proof of payment in full;

               (vi) original vehicle title, where applicable, naming Buyer as primary lienholder; and

               (vii) such other documents as Buyer may reasonably request, including, but not limited to, landlord/mortgagee waivers.

          (d) Notwithstanding anything contained herein to the contrary, Buyer shall not be obligated to purchase any Paper in respect of a Debtor previously approved if (i) the provisions contained in the submitted equipment lease, installment sale contract or other chattel paper deviate in any respect from the terms on which Buyer based its credit approval, (ii) there shall have been a material adverse change in the financial condition or operations of the Seller or the proposed Debtor, (iii) there shall be any claim, action, litigation or proceeding pending or threatened against Seller or the proposed Debtor that, if adversely determined, could cause a material adverse change in the financial condition or operations of Seller or the proposed Debtor, or (iv) the date of the original credit approval is more than sixty (60) days prior to the date of delivery of the documents specified in Section 2(c) hereof, and the Debtor's credit is not reapproved.

     3.   SECURITY INTEREST.
          -----------------

     As security for the prompt payment in full to Buyer of Seller's Obligations and all Debtor Obligations with respect to each item of Paper, Seller grants and/or assigns and conveys to Buyer continuing purchase money security interest (which upon the filing of executed financing statements the jurisdiction in which the property is located will constitute a first priority perfected security interest) in the following (herein collectively referred to as the "Property"): (a) the Equipment covered by such Paper and all proceeds and products thereof in any form whatsoever including (without limitation) accounts, chattel paper, instruments, general intangibles, insurance proceeds and any claims against third parties for loss of or damage to the Equipment, and (b) all books, records, ledger cards and other property and general intangibles at any time evidencing or relating to the Paper and the Equipment.

     4.   REPRESENTATIONS AND WARRANTIES OF SELLER.
          ----------------------------------------

     Seller hereby represents and warrants to Buyer (which representations shall survive the execution, delivery and

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performance of this Agreement), as of this date of this Agreement and as of the date of the delivery of each Assignment with respect to such Assignment, the Paper transferred thereby, the Debtor under such Paper and the Equipment, that:

          (a) Seller is a corporation duly organized and in good standing under the laws of the state of its incorporation and is duly qualified or licensed to do business as a foreign corporation, in good standing, in each other state wherein the conduct of its business or the ownership of its property would require such qualification or licensing or whether failure to be so qualified would have an adverse effect on the enforceability of Seller's rights under any item of Paper or its interests in any Equipment. Seller maintains its chief executive office and principal place of business at the address set forth above and shall not change such location except upon thirty (30) days prior written notice to Buyer. Seller has the corporate power, authority and legal right to enter into, and has taken all action necessary to authorize the execution, delivery and performance of this Agreement, the Paper, the Assignment and all other documents and instruments otherwise required or contemplated hereunder and thereunder, any and all of which do not and shall not contravene the provisions of Seller's Certificate or Articles of Incorporation, By-Laws, or any agreement or instrument to which it is a party or by which it or its property is bound, and shall not cause or result in any violation, breach or default of, or accelerate any payment under, any such agreement or instrument. This Agreement and the Assignment are the legal, valid and binding obligations of Seller, each enforceable against Seller in accordance with the terms thereof. Seller is the sole and absolute owner of the Paper and the Equipment (or, with regard to the Equipment, has a first priority purchase money security interest in therein), and has the absolute right to sell and assign the Paper and to grant or assign and convey to Buyer a first priority purchase money security interest in the Property, free of any claim, lien, encumbrance or security interest of any nature, except for the interest of the Debtor, and except that Seller's interest in any software is limited to a non-exclusive license therein. Seller has not prepaid, released, sold, assigned nor encumbered the Paper or any of the Equipment to or in favor of any party nor done any act to impair the validity or enforceability of the Paper or assignability of the Equipment. There is no consent, approval or authorization of, or filing or recording with, any governmental body or agency or of any company or person required to be obtained or made in connection with the execution, delivery and performance by Seller of this Agreement, the Assignment, the Paper or any other document or instrument required or contemplated hereunder, except as contemplated by Section 4(c) hereof. There is no claim, action, litigation or proceeding before any court, governmental body or agency pending

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or threatened against Seller or, to the knowledge of Seller, pending or threatened against the Debtor, any Guarantor, any Pledgor, the Paper or the Equipment, except as disclosed in writing to Buyer prior to the sale and delivery of the Paper to Buyer.

          (b) The Paper and all purchase options, renewal options, guaranties, security agreements, pledge agreements and other related agreements, documents and instruments will each have been described in the Assignment and delivered to Buyer, and, together with all signatures appearing thereon, are: genuine, in all respects what they purport to be, in full force and effect, and valid, legally binding agreements of and enforceable against the Debtor and the Guarantor and any Pledgor, as the case may be, in accordance with the provisions thereof. Seller has no adverse credit information about the Debtor or any Guarantor or any Pledgor which has not been disclosed to and approved by Buyer in writing, and has furnished to Buyer all credit information received by Seller with respect thereto. The Debtor has taken all necessary corporate or other action and obtained all necessary permits and authorization and made all filing and recordings with respect to its execution and delivery of the Paper and its performance thereof. The Paper is an absolute and unconditional obligation of the Debtor, and the Debtor does not have any right of offset, defense, claim or counterclaim of any kind with respect to the payment of any of the Debtor Obligations under the Paper, is current on all payments (within 60 days of the last scheduled payment date) and taxes owed thereunder and is not contesting any of the provisions thereof. All representations in the Paper made by Seller were true and correct when made. No default, and no event that, but for the passage of time or the giving of notice or both, would constitute a default, and is continuing under the provisions of the Paper by either Seller or the Debtor. All sums of money previously paid by the Debtor as advance rentals or deposits of security, in whatever form, have been fully disclosed to Buyer. Seller has delivered to Buyer the sole executed original counterpart of the Paper, and such agreement constitutes the entire agreement of the parties thereto with respect to the Equipment and has not been modified, cancelled or waived in any respect, and there are no other agreements or documents relating to the Paper or the Equipment. Seller has caused all other executed copies of the Paper (including, without limitation, any executed counterpart(s) in the possession of the Debtor) to bear the legend: "Duplicate Copy", "Second Copy", "Lessee Copy" or language of similar import.

          (c) Unless otherwise disclosed to and approved by Buyer in writing prior to the delivery of the Assignment, the Equipment is new, has been delivered to and has been unconditionally accepted by the Debtor without dispute or claim,

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and is located at the address(es) specified in the Paper. The Equipment is, and shall remain, personal property regardless of its attachment to real property in any manner, and is in good working order. Seller has properly made or caused to be made all required governmental and administrative filings and recordings, if any, and has obtained unconditionally all permits and approvals (including patent licenses, if any) necessary to protect the interest of Seller as owner of the Equipment, and has or shall, if required by Buyer under Section 2(c)(ix) hereof, promptly, at its sole cost and expense, obtain and deliver to Buyer waivers, executed by the landlord and/or the mortgagee(s) of the real property where the Equipment is located, of any claim or right to lien, levy or distrain for rent against the Equipment and of any claim of an interest in the Equipment, as fixtures or otherwise, duly executed in form and substance acceptable to Buyer and in recordable form in accordance with the laws of the state where such real property is located. Buyer's security interest in the Equipment is, or will constitute, upon the filing or recording of the UCC financing statements delivered by Seller to Buyer together with each Assignment, a valid, enforceable and perfected first priority purchase money security interest in the Equipment pursuant to the laws of the jurisdiction(s) where the Equipment is located; provided, however, with respect to Equipment with an original value of $10,000 or less no UCC financing statement has been filed. If a Certificate of Title is required by law with respect to the Equipment, Seller has obtained such Certificate and shall cause any notation thereon to be made in a timely manner to perfect Buyer's first priority security interest in the Equipment. Seller has duly filed UCC financing statements which, if Seller's interest in the Equipment were deemed to be a security interest, would perfect a first priority security interest of Seller in the Equipment in the jurisdiction where the Equipment is located. Acknowledgment copies of these UCC financing statements, together with acknowledgment copies of UCC financing statements duly filed to protect Buyer's interest in the Paper, have been delivered to Buyer with the Assignment, or will be so delivered promptly upon receipt of such copies from the applicable filing office; provided, however, with respect to Equipment with an original value of $10,000 or less no UCC financing statement has been filed.

          (d) Seller has delivered to Buyer all material written information in its possession with respect to the Paper, the Debtor, any Guarantor or Pledgor and the Equipment. All statements, documents, instruments, information, representations and warranties made or furnished by Seller to Buyer relating to the business and financial affairs of Seller, this Agreement, the Assignment, the Paper, the Debtor, any Guarantor or Pledgor and the Equipment are in all material respects true and complete, and Seller knows of no fact which, if known to Buyer, would affect

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Buyer's reliance on any of the foregoing.

          (e) At the time an Assignment is delivered to Buyer, the Equipment is fully insured against loss, fire, theft, damage or destruction from any cause whatever in an amount not less than the total rent under the Paper or the full replacement cost of the Equipment without provision for depreciation, whichever is greater, and the Debtor maintains additional insurance against injury, loss or damage to persons or property arising out of the use or operation of the Equipment as is customarily maintained by owners of like property, all with companies satisfactory to Buyer.

     5.   CERTAIN COVENANTS OF SELLER.
          ---------------------------

     Seller hereby covenants and agrees that so long as Seller's Obligations or any Debtor Obligations with respect to any item of Paper remain unpaid, it shall:

          (a) perform and observe all of the warranties, duties and obligations, if any required of it under each item of Paper and nothing contained herein or in any other document nor any action taken shall be deemed to relieve Seller from, or cause Buyer to assume, or be liable for, the performance or observance of any of such warranties, duties or obligations;

          (b) immediately upon obtaining knowledge thereof, notify buyer in writing of each default, or any circumstances which might lead to a default pursuant to the provisions of any time of Paper, or the damage, destruction, loss or theft of, or any dispute or claim with respect to, the Equipment;

          (c) execute and deliver to Buyer, at Seller's sole cost and expense, such security agreements, UCC financing statements, amendments and other documents or instruments, in form and substance satisfactory to Buyer, as Buyer may request, from time to time, to evidence, perfect, maintain and enforce Buyer's rights in each item of Paper and security interest in the related Property; Buyer may, where permitted by law, file such UCC financing statement without the signature of Seller appearing thereon;

          (d) keep proper books and records with respect to each item of Paper and the Equipment covered thereby; upon reasonable advance notice from Buyer, Seller shall permit Buyer to inspect and make copies of all such books and records of account financial condition as Buyer may reasonably request;

          (e) not modify, accept any payment from any Debtor under, or make any payment on behalf of or to any Debtor for the

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purpose or with the result, whether or not intended, of concealing or preventing an event of default under, any item of Paper, and Seller agrees that if any such payment is received by it, such payment shall be held in trust for the sole benefit of Buyer and shall promptly be remitted by Seller to Buyer;

          (f) not discontinue or change, or dispose of all or a substantial part of, its business or assets, nor sell, assign, transfer, dispose of, or grant or suffer to exist any security interest lien, encumbrance or other interest of any kind with respect to any item of Paper or any Equipment, or move or permit the removal of the Equipment leased covered thereby from the address(es) specified in the Paper;

          (g) shall furnish Buyer within 120 days after the close of each fiscal year copies of its financial statements containing balance sheets as of the end of such fiscal year, statements of income, retained earnings and cash flow for such fiscal year, in each case prepared in accordance with generally accepted accounting principles consistently applied and certified by a recognized firm of certified public accountants acceptable to Buyer as fairly presenting Seller's financial condition; upon request, Seller shall deliver to Buyer, (i) within 60 days after the close of each fiscal quarter of Seller's business, Seller's quarterly financial report prepared in accordance with generally accepted accounting principles consistently applied and certified by Seller's chief financial officer as fairly presenting Seller's financial condition, and (ii) such other information concerning Seller's financial condition and operations as Buyer may reasonably request from time to time;

          (h) shall, if any forms of Paper, delivery and acceptance receipts, resolutions, guaranties and other documents are furnished to Seller by Buyer, use such forms only in conjunction with transactions that Seller sells to Buyer hereunder, and Seller shall not disclose, distribute or otherwise disseminate any such form to any third party (other than the Debtor) or claim a proprietary interest in any such form or in any other document delivered to Buyer by Seller, shall not constitute a defense against or waiver of Seller's breach of any representation, warranty or covenant in this Agreement or in any Assignment. Buyer's knowledge of any breach by Seller of any representation, warranty or covenant contained in this Agreement or in any Assignment, or Buyer's failure to disclose its knowledge of such breach to Seller, at the time of the purchase of any item of Paper or at any time thereafter, shall neither impair Buyer's ability to fully enforce, nor constitute a defense against or waiver of, any of Seller's Obligations, unless Buyer shall have executed an express written waiver or such breach; and

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          (i)  immediately notify Buyer of the assertion of any claim or the threat or institution of any litigation that, if adversely determined, would have a material adverse effect on any item of Paper or the Equipment covered thereby, or on the assets, prospects, business or condition (financial or otherwise) of Seller.

     6.   TAXES.
          -----

     Seller shall be liable for, and shall duly pay and discharge, all taxes, assessments and penalties (including interest) imposed upon all transactions under this Agreement, all Assignments, all paper and all Equipment, including (without limitation all taxes, assessments and penalties that Buyer may be required to withhold or pay for any reason with respect to any of the foregoing, other than taxes on or measured by Buyer's net income. Seller hereby indemnifies and holds Buyer harmless from and against all such taxes, assessments and penalties paid (including interest) by, charged to or asserted against Buyer. Notwithstanding the foregoing, Seller shall not be liable for and does not indemnify Buyer from any penalties or interest resulting from Buyer's gross negligence or willful misconduct.

     7.   SERVICING, POWER OF ATTORNEY.
          ----------------------------

     So long as no Event of Default shall have occurred, Seller shall be responsible, at its expense, for all billing, collecting and servicing with respect to the Paper. In performing such servicing, Seller shall use the degree of skill and attention used by servicers servicing similar portfolios of Paper, and in any event, not less than the degree of skill and attention used by the Seller prior to the sale of the Paper to Buyer. Seller may retain Xerox, Inc. ("Xerox") to service all or a portion of the Paper; provided, however, prior to any servicing by Xerox, Buyer shall have received a letter from Xerox, in form and substance satisfactory to Buyer, to the effect that upon an Event of Default and termination by Buyer of Seller's servicing of the Paper hereunder, Xerox shall continue to service the Paper on terms to be set forth in an agreement between Xerox and Buyer which terms shall be substantially similar to the terms on which Xerox is currently servicing Paper for Seller.

     (a) In performing its duties under this Section 7, Seller shall be an independent contractor of the Buyer and shall not be an agent of Buyer. This Agreement shall not be construed to create a partnership or joint venture between the parties.

     (b) Until termination of the servicing hereunder, Seller shall give representatives of Buyer access, at Seller's premises,

                                       10
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during normal business hours and on reasonable advance notice to the records of
Seller relating the Paper and shall, upon reasonable advance notice, make a available to representatives of Buyer at Seller's premises employees of Seller who are familiar with the Paper and Seller's servicing procedures relating to the Paper.

     (c) Seller shall not amend or modify any term of any Paper without the prior written consent of Buyer.

     (d) Seller shall keep and maintain, or cause its agents to keep and maintain, complete and accurate records of all funds collected and paid during the servicing hereunder relating to the Paper, and shall, or cause its agents to, remit funds on demand to Buyer from time to time.

     (e) All funds collected by Seller in respect of the Paper and the Equipment less an amount equal to Seller's Spread (as defined below) shall be remitted to Buyer by wire transfer of immediately available funds to an account designated by Buyer within five (5) business days of the end of each calendar month commencing the calendar month ending May, 1995. "Seller's Spread" shall mean an amount equal to the positive difference between the total payments received by Buyer with respect to each item of Paper at the rate specified in the Paper less the total payments at the rate in effect in accordance with
Section 2 hereof with respect to each item of Paper. A schedule of such amounts with respect to the initial purchase of Paper hereunder is set forth on Schedule
A. Within ten days of the end of each calendar month, Seller shall deliver, or shall cause Xerox to deliver, to Buyer an receivables aging report in form and substance satisfactory to Buyer with respect to collections during the immediately preceding month together with such other servicing reports reasonably requested by Buyer. Other than with respect to payment of the Seller's Spread hereunder, Buyer shall have no obligations to pay Seller or reimburse Seller with respect to any cost or expenses incurred by Seller or its agents in connection with the servicing contemplated hereunder.

     (f) On the date hereof, and from time to time, upon the purchase of Paper hereunder, Seller shall deposit into a interest bearing account at Buyer in the name of Buyer an amount equal to one months' scheduled collections of the Paper. The amounts in such account shall secure the Sellers' joint and several obligations hereunder, subject to Section 11 hereof. Buyer, from time to time, in its sole and absolute discretion may release funds in the account to Seller. Buyer shall have the right to apply, from time to time, amounts in the account to payment of Seller's obligations to Buyer under this Agreement.

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

     (g) Seller will indemnify, defend and hold Buyer harmless against and from any and all losses, damages, costs, expenses, reasonable attorneys fees' or other liabilities, arising out of or resulting from the failure of Seller or its agents to service the Paper in accordance with this Section 7.

     (h) Buyer upon not less than thirty days' prior notice to the Seller (or one days' prior notice in the event any proceeding or action referred to in
Section 12(ii) or 12(iii) shall have occurred) shall have the right to terminate Seller's servicing hereunder for cause or no cause. In the event of termination, Seller agrees to cooperate with Buyer in order to ensure an orderly transfer of servicing to Buyer or its designee.

     (i) Effective upon the date of termination of the servicing pursuant to the Servicing Agreement, Buyer shall have the sole and exclusive right to collect and enforce payment of all Debtor Obligations with respect to, and enforce all of the rights and remedies provided for in, each item of Paper. Seller hereby constitutes and appoints Buyer, its officers, employees and any of their designees, as its attorney-in-fact, to exercise in a lawful manner at any time any or all of the following powers which, being coupled with an interest, shall be irrevocable until Debtor Obligations with respect to each item of Paper have been paid in full: (i) to demand, collect, receive, receipt, endorse, assign, deliver, accept, give acquittances for and deposit in the name of Buyer or Seller, any and all monies, checks, remittances and other instruments and documents relating to each item of Paper and Equipment; (ii) to notify the Debtor under each item of Paper of the assignment of the respective Paper and Buyer's interest, including its security interest in the Equipment; (iii) to notify each Debtor to make payments under its Paper directly to Buyer; (iv) to take or bring in the name of Buyer or Seller, all steps, actions, suits or proceedings, or to file any claim or to make any settlement, compromise or discharge, or to extend the times of any payments, release any party or substitute another as Debtor, deemed by Buyer necessary or desirable to enforce its rights in any item of Paper, or to effect collection of the Debtor Obligations or to protect, preserve, maintain or enforce Buyer's security interest in the Property; (v) to maintain, repair, protect or preserve the Equipment; and (vi) to execute and file in Seller's name and on its behalf any Paper, UCC financing statements, assignments, continuations or amendments thereto with respect to Buyer's interest in any Paper and security interest in any of the Property. Seller hereby releases Buyer, its officers, directors, shareholders, employees and designees from any liability arising from any act or acts hereunder or in furtherance hereof, whether of omission or commission and whether based upon any error of judgment or mistake of law or fact.

     8.   REPURCHASE OF PAPER.
          -------------------

          (a) In the event that (i) Seller defaults in the performance of any of its obligations under any item of Paper, this Agreement or any agreement or document or instrument related thereto, or (ii) any warranty or representation made by Seller herein or in any Assignment in respect of any item of Paper, the Debtor thereunder, any Guarantor or Pledgor or the Equipment shall be incorrect or (iii) as to any item of Paper, the Debtor thereunder shall have defaulted in the payment of its obligations and such default shall have continued unremedied by such Debtor for ninety-one days or more, then Seller agrees to pay to Buyer on demand, at Buyer's option, the sum of: (i) the then unpaid balance of rental payment accruing under each item of Paper to which such default or breach pertains, each discounted using the simple interest method at the rate applicable to the Assignment by which such Paper was sold by Seller to Buyer, plus all reasonable costs and expenses incurred by Buyer relating to each such paper and the Equipment covered thereby, including (without limitation) the costs and expenses for the maintenance, repair, protection and preservation of the Equipment and all reasonable attorneys' fees and expenses in connection with defending or enforcing Buyer's rights and remedies under this Agreement, such Paper and the Equipment leased thereunder or otherwise, plus (ii) all advance rentals and other fees paid to Seller with respect to each such Paper, plus
(iii) interest at the rate of eighteen percent(18%) per annum on the amount determined under Section 8(a)(i) and (ii) hereof from the date of demand until the date paid in full, or the highest rate of interest permitted by applicable law, whichever is less (such sum hereinafter being referred to collectively, as the "REPURCHASE PRICE").
     ----------------

          (b) If, with the consent of Buyer and Seller, a Debtor exercises an option to prepay its obligations under an item of Paper or to purchase the Equipment for an amount that is less than the Repurchase Price for such Paper at the time of exercise of such option, then Seller agrees to pay Buyer on demand the difference between such amount paid and the Repurchase Price for such Paper.

          (c) Notwithstanding anything to the contrary contained herein or in any other document, if any event of default shall occur under any item of Paper for any reason whatsoever during a period of time commencing with the date of Buyer's purchase of such Paper up to and including a date three (3) months subsequent thereto, and such event of default shall continue unremedied for a period of fifteen (15) days ("DEFAULTED PAPER"), Seller agrees, upon receipt of
                              ---------------
written notice from Buyer, to either (i) repurchase such Defaulted Paper at the Repurchase Price within fifteen (15) days of receipt by Seller of such notice, or (ii) at Buyer's option, assign to Buyer (in accordance with the terms of this Agreement) such substitute Paper as shall be reasonably acceptable to Buyer in exchange for such Defaulted Paper.

          (d) Upon payment to Buyer of the Repurchase Price with respect to an item of Paper in accordance with Section 8(a) hereof and provided Seller has not breached and is not otherwise in default under any provision of this Agreement or any Assignment, Buyer shall terminate its interests including its security interest in the related Property and shall assign to Seller all of Buyer's right, title and interest in the Paper without recourse, representation or warranty, express or implied.

          (e) In the event that, upon the payment of all amounts to be paid to Buyer under an item of Paper, Buyer is unable to locate Seller (for the purpose of re-assigning the Paper to Seller) by sending a notice to Seller at its address for notices set forth in this Agreement, Seller hereby irrevocably authorizes and appoints Buyer (in Seller's name or Buyer's name, or both, as Buyer shall in its sole discretion determine) Seller's true and lawful attorney-in-fact to deliver to the Debtor under such Paper (a) a bill of sale for the Equipment covered by such Paper, whether or not such Debtor has an option to purchase the Equipment and for such consideration (or for no consideration) and on such other terms as Buyer shall in Buyer's discretion determine (any consideration received to be retained by Buyer), and (b) a UCC termination statement terminating the filing of any UCC financing statement filed by Seller with respect to the Equipment. The foregoing powers are coupled with an interest and shall not be affected by Seller's dissolution, reorganization or any merger.

     9.   INDEMNIFICATION.
          ---------------

          (a) Seller hereby indemnifies and holds Buyer harmless against any claim, suit, action, proceeding (formal or informal), investigation, judgment, loss and legal and other expenses as and when incurred by Buyer arising out of or based upon (i) the breach by Seller of any representation, warranty, covenant or other agreement contained in this Agreement or in any Assignment, including (without limitation) any failure to pay any sales, use or similar tax with respect to any item of paper or the Equipment covered thereby, (ii) any loss or damage to property, persons, services or equipment resulting from or in connection with the use of any equipment, (iii) any default by Seller under any item of Paper or in the performance of any of its obligations thereunder.

          (b) If Seller fails to perform hereunder or under any Assignment or item of Paper, then in addition to any other right,

Buyer may have, Buyer may in its discretion, but need not perform thereunder on Seller's behalf, and in that event, Seller shall pay buyer, on demand, all costs and expenses incurred by Buyer with interest at the rate of 18% per annum or the highest rate permissible under applicable law, whichever is less.

     10.  DEFAULTS AND REMEDIES.
          ---------------------

          (a)  In the event (each, with respect to any Seller, a "Default"):

               (i) Seller shall fail to repurchase and pay the Repurchase Price for any item of Paper from Buyer, when and as provided in
          Section 8(a) hereof; or

               (ii) Seller defaults in any other payment obligations, or in the performance or observance of any other covenant, agreement, warranty, representation, or provision contained in this Agreement, or any other agreement with Buyer, and such default shall have continued for a period of thirty (30) days after notice thereof to Seller from Buyer or, if the default is curable but cannot, in Buyer's judgment, be cured within such 30-day period, then, within an additional thirty
          (30) days, if Seller commences promptly to cure such Default and pursue their best efforts to diligently cure the same; or

               (iii) Seller defaults in the payment of any indebtedness of Seller in the principal amount of $250,000 or more or any interest thereon or under any agreement or instrument under or pursuant to which any such indebtedness may have been issued, created, assumed, or guaranteed by Seller and such default shall continue for more than the period of grace, if any, therein specified, or any such indebtedness shall be declared due and payable; or

               (iv)  Seller shall: (a) cease to do business as a going concern;
          (b) admit in writing its inability to pay its debts generally as they become due; (c) make an assignment for the benefit of its creditors; or (d) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; or

               (v) a complaint or petition or answer seeking liquidation, reorganization or arrangement or any similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state is filed by Seller or against Seller and not dismissed within sixty
          (60) days of the filing thereof, or a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, liquidator or conservator (or shall otherwise assume custody or control) of Seller or of the whole or any substantial part of its assets;

     then, if such Default shall be continuing, Seller shall, immediately upon Buyer's demand, purchase any or all of the Paper sold to Buyer hereunder for the Repurchase Price therefor. If Seller fails to purchase such Paper immediately upon Buyer's demand, Buyer shall have the following rights and remedies (to the extent permitted by law) in addition to all of the rights and remedies of a secured party under the UCC of the applicable jurisdiction and other applicable law, and the right to commence an action or proceeding against Seller for the payment of the Repurchase Price of such Paper and all other amounts due under this Agreement, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

               (i) to prosecute any action, suit or proceeding to protect and enforce any or all of the rights of Buyer pursuant to the provisions of this Agreement, whether for the specific performance of any covenant or other provision contained herein or in any document or instrument delivered in connection with or pursuant to the provisions of this Agreement, or to enforce the payment of such Repurchase Price;

               (ii) with or without judicial process or the aid and assistance of others, to enter upon any premises under the control of Seller in which the Equipment covered by any item of Paper may be located and, without resistance or interference by Seller, take possession of the Equipment; and/or dispose of any of the Equipment on the premises; and/or require Seller to assemble and make available to Buyer at the expense of Seller, any of the Equipment at any place and time designated by Buyer which is reasonably convenient to both parties; and/or sell, re-sell, lease, assign and deliver, grant option for or otherwise dispose of any of the Equipment in its then condition or following any commercially reasonable preparation or processing, at one or more public or private sales, upon at least fifteen (15) days' notice to Seller (which notice Seller acknowledges is reasonable), upon any commercially reasonable terms at the place(s) and times(s) and to the person(s) as Buyer deems best; Buyer may buy any of the Equipment at any public sale and, if any of the Equipment is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, Buyer may buy the Equipment at private sale, free of any equity of Seller, which Seller hereby waives; and

               (iii) Buyer may apply the cash proceeds actually received from any sale or other disposition of the Equipment leased under any item of Paper to the expenses of retaking, holding, storing, preparing for sale, selling, leasing and the like, to attorneys' fees and all legal, travel and other expenses which may be incurred by Buyer in attempting to collect such Repurchase Price or enforce this Agreement or in the prosecution or defense of any action or proceedings related to this Agreement and then to such Repurchase Price and Seller shall remain liable for and will pay Buyer on demand any deficiency.

          (b) In the event the Debtor under any Item of Paper fails to pay any of the Debtor Obligations with respect to the Paper when due and payable pursuant to the provisions of the Paper, or any other event of default shall occur under the Paper, Buyer shall have (in addition to all of its rights and remedies against the Debtor) all of the rights and remedies of a secured party pursuant to the UCC and other applicable law in respect of the Equipment, whether the security interest in such Equipment is created pursuant to the provision of this Agreement or the Paper, and the provisions of Section 10(a)(ii) hereof shall also apply to the exercise of such rights and remedies, except that the enforcement of such provisions shall be at the expense of the Debtor.

     11.  ULTIMATE NET LOSS.
          -----------------

          (a) Except as otherwise provided in Section 11(g) below and so long as no Default shall have occurred and be continuing hereunder, the Ultimate Net Loss of Sellers arising out of their joint and several obligation to repurchase any Paper under this Agreement shall not exceed (i) $500,000, with respect to the aggregate Paper purchased by Buyer during the period commencing May 9, 1995 and ending February 29, 1996 and (ii) $750,000 with respect to the aggregate Paper purchased by Buyer during the period commencing March 1, 1996 and ending February 28, 1997 and $750,000 during each one year period thereafter during the term of this Agreement; provided, however, with respect to clause (i), in the event the consolidated net worth of BankVest, as indicated on a balance sheet of Bank Vest prepared on a review basis (or audited) in accordance with generally accepted accounting principles, consistently applied, by Coopers & Lybrand, exceeds $3,000,000 then effective as of the date of such balance sheet the amount $750,000 shall be reduced to $500,000.

          (b) "Ultimate Net Loss", as used herein, shall mean with respect to Paper repurchased by Seller hereunder the sum of:

               (i) all payments made by Seller to Buyer upon its repurchase of such Paper; PROVIDED, HOWEVER, (x) payments made by Seller due to a
                 -----------------
     repurchase of an item of Paper pursuant to Section 8(a), Section 8(b) or by reason of any breach by Seller of any representation or warranty shall be excluded and (y) a substitution of an item of such Paper shall not be deemed a payment; plus

               (ii) the reasonable out-of-pocket expenses, including, without limitation, refurbishing costs and costs of transportation incurred by Seller in connection with any recoveries made in the liquidation by it of such Paper and the Equipment covered thereby; MINUS
                                                   -----

               (iii) the total amount realized by Seller from all sources upon the liquidation of such Paper and the Equipment covered thereby (including any resale of Equipment as to which Seller or any affiliate of Seller has acquired title in default proceedings under the Paper or in satisfaction of the Debtor's obligations thereunder) repurchased by Seller from Buyer, including, without limitation, recoveries from any party liable on such Paper and from the sale, lease, or other disposition of Equipment under such Paper.

          (c) Seller agrees to take all necessary and the appropriate action to recover the Repurchase Price from all parties liable on Paper repurchased by it pursuant to Section 8 of this Agreement and from the Equipment covered thereby. Without limiting the foregoing, the Seller will refurbish the Equipment, sell the same on a priority basis vis-a-vis other Equipment, and use its best efforts to obtain the highest price possible. In computing the Ultimate Net Loss incurred by Seller, if the Paper was repurchased pursuant to Section 8 of this
Agreement:

               (i)   there shall not be included as a "loss"
                                 ---
     in such computation any portion of the amount paid to Buyer in the repurchase of any item of Paper, unless and until Seller shall have made a bona fide sale of the Equipment covered by such Paper and shall have used its best efforts to recover any amounts owing thereon from all parties liable therefor;

               (ii) it shall be deemed that no "loss" has been incurred by Seller on any such item of repurchased Paper, if Seller fails, within 180 days after the date on which its repurchase of any such item of Paper shall have been demanded by Buyer, to both establish its net loss with respect thereto and to notify Buyer in writing of such net loss; provided, however, such 180 day period shall be extended to 240 days if Seller demonstrates that it was diligently pursuing during such 180 day period and is continuing to diligently pursue, its remedies with respect to such Paper including sale of the Equipment and/or obtaining insurance proceeds with respect thereto.

               (iii) it shall be deemed that no "loss" has been incurred by Seller if (i) a UCC financing statement was not filed with respect to Equipment which is the subject of the repurchased Paper if such failure to file is a proximate cause of the loss or (ii) insurance in an amount equal to at least the full amount of the loss was not obtained or maintained with respect to the Equipment which is the subject of the repurchased Paper.

          (d) Seller shall continue to fulfill its obligations under Section 8 hereof with respect to all Paper purchased hereunder until Seller has incurred the Ultimate Net Loss, determined as set forth in clause (a) above. Thereafter, except as otherwise herein provided, Seller shall not be required to make any payments to Buyer with respect to the Paper purchased hereunder which is subject to such Ultimate Net Loss provisions.

          (e) Seller shall keep separate records with respect to Paper purchased by Buyer of all amounts realized by it from the liquidation of Paper repurchased pursuant to Section 8 of this Agreement, including all amounts realized from the Equipment covered by such Paper. Upon request, Seller will furnish a written report to Buyer, within thirty (30) days of any such request, showing the amount of out-of-pocket expenses incurred in connection with any recoveries made by Seller in the liquidation of such Paper and the amounts realized by Seller from all sources upon the liquidation of such Paper. Buyer shall have the right, upon prior written notice, to audit and make copies of the records of Seller with respect to such out-of-pocket expenses incurred, recoveries made and amounts realized in respect of such Paper.

          (f) If and when Seller shall have incurred 50% of the Ultimate Net Loss with respect to any period described in clause (a)(i) or (a)(ii) of Section 11 it shall not thereafter, without the prior written consent of Buyer:

               (i) sell any Equipment covered by Paper repurchased by Seller for a price less than the Repurchase Price of such Paper; or

               (ii) compromise of settle the amount owing on any repurchased Paper for an amount less than the Repurchase Price of such Paper.

     If Buyer fails to so consent within five (5) days after its receipt of a written request from Seller to:

               i) the sale of Equipment covered by such Paper at an offered price less than the amount of the applicable Repurchase Price; or

               ii) accept an offer from the Debtor under such Paper to pay, in compromise or settlement, an amount less than such Repurchase Price (each such offer being herein referred to as "CLOSE-OUT OFFER");
                                             ---------------

     thereafter, either Buyer or Seller (with prior written consent of Buyer) within ninety (90) days after such written request, are unable to sell such Equipment for a price, or obtain a settlement or compromise from Debtor in an amount, at least equal to such Close-Out Offer, Buyer shall pay to Seller for such Equipment and for all of Seller's right, title and interest in the related Paper, an amount equal to such Close-Out Offer. The payment by Buyer to Seller of such Close-Out Offer shall be deemed to be a recovery by Seller under clause (iii) of Section 11(b) hereof.

          (g) Notwithstanding anything in the foregoing that may be to the contrary, the provisions of this Section 11 for an Ultimate Net Loss by Seller shall in no way impair, limit, or otherwise affect Seller's liability to Buyer for:
               (i) any Paper Seller is required to repurchase from Buyer pursuant to Section 8(a) or 8(b) or by reason of any breach by Seller of any representation or warranty (other than a warranty of payment) in respect of said Paper under any assignment or endorsement thereof or under this Agreement or any other agreement as to such Paper;

               (ii) any Paper which Seller is required to repurchase from Buyer pursuant to Section 8 hereof by reason of the occurrence of a Default by Seller;

               (iii) any Paper which Seller shall have purchased from Buyer without any prior request or demand by Buyer for such repurchase;

               (iv) any Paper which Seller is required to repurchase pursuant to Section 10(a) hereof; and

               (v) any Paper which Seller shall have failed to repurchase in accordance with Section 8(c) hereof.

          (h) In no event shall Buyer be required to take any action to preserve, collect, enforce, defend or protect its rights in any Paper or to maintain, repair, license, register, insure or take any other action with respect to the Equipment.

     12.  TERMINATION OF COMMITMENT.
          --------------------------

     Buyer may terminate its commitment to purchase Paper on the terms and conditions set forth hereunder prior to the Commitment Expiration Date if a Default shall have occurred and be continuing or Paul Gass ceases to be the President and Chief Executive Officer of Seller or otherwise ceases to be actively involved in the management of the Seller. Any termination of the Commitment shall not effect or modify Seller's obligations in respect of Paper purchased by Buyer pursuant to this Agreement, or otherwise affect or modify Seller's obligations hereunder.

     13.  MISCELLANEOUS.
          -------------

          (a) The obligation of each Seller hereunder is the independent and several obligation of each Seller and with respect to "Paper" originated by such Seller and may be enforced against such Seller, whether or not enforcement of any right or remedy hereunder has been sought against the other Seller; provided however, each Seller acknowledges and agrees that the obligations are joint and several.

          (b) Except as specifically provided herein, Seller waives presentment for payment, demand, protest, notice of dishonor of any item of Paper and any instrument included in or evidencing such Paper, and any and all other notices or demands whatsoever, Buyer shall not be required to take any particular action to preserve, collect, enforce, defend or protect its rights in such Paper or related Property or to maintain, repair, license, register or insure the Equipment leased thereunder. No provision hereof and no right or remedy of Buyer may be waived by Buyer, and no provision hereof may be amended, except in writing, and any such waiver of a right or remedy on one occasion shall not be construed as a waiver of such right or remedy on future occasions.

          (c) All notices provided for in this Agreement and each Assignment shall be in writing and shall be deemed given when mailed if sent by registered or certified mail, return, receipt requested, to Seller or Buyer at their respective addresses set forth above, or when actually received if given in any other manner. Any changes in such addresses shall be by similar notice as provided for herein.

          (d) Seller, at its sole cost and expense, will at all times hereafter:
(i) execute such UCC financing statements and other instruments and perform such other acts as Buyer may request to establish and maintain the security interests herein granted and the priority and continued perfection thereof; (ii) obtain and promptly furnish to Buyer evidence of all such government approvals as may be required to enable Seller to comply with its obligations under this Agreement; (iii) not change the location of its principal place of business or chief executive offices unless at least thirty (30) days' prior written notice of such change shall have been given to Buyer; and (iv) execute and deliver all such other instruments and perform all such other acts as Buyer may reasonably request to carry out the transactions contemplated by this Agreement.

          (e) This Agreement and any Assignment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns, and shall not be deemed for the benefit of any third party; PROVIDED,
                                                                     --------
HOWEVER, that Seller shall not assert any defense, offset, claim or counterclaim
-------
against any assignee of Buyer that may be asserted against Buyer, and Seller shall not assign any of its rights or obligations hereunder without the prior written consent of Buyer.

          (F) THIS AGREEMENT AND EACH ASSIGNMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW. SELLER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK AND ANY FEDERAL COURT LOCATED IN THE STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, ANY ASSIGNMENT, ANY ITEM OF PAPER OR ANY AGREEMENT RELATED THERETO, OR ANY RELATED PROPERTY AND SELLER AGREES THAT

SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE GIVEN BY MAIL TO SELLERS ADDRESS SHOWN ABOVE. SELLER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY AND RIGHTS TO INTERPOSE COUNTERCLAIMS IN THE EVENT OF ANY LITIGATION WITH RESPECT

TO THIS AGREEMENT, ANY ASSIGNMENT, ANY ITEM OF PAPER OR RELATED AGREEMENT, OR ANY PROPERTY.

     IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be duly executed and delivered as of the date first shown above.

Buyer:                                Seller:

EUROPEAN AMERICAN BANK                BANKVEST CAPITAL CORP.



By:_____________________              By:______________________
Name:  Ira Z. Romoff                  Name:  Paul Gass
Title: Senior Vice President          Title: President

                                      LEASEVEST CAPITAL CORP.


                                      By:___________________
                                      Name:  Paul Gass
                                      Title: President

                                                                     EXHIBIT "A"

                            MASTER LEASE ASSIGNMENT

          FOR VALUE RECEIVED, [_______________________] ("Seller"), hereby sells, assigns, and transfers to EUROPEAN AMERICAN BANK ("Buyer"), all of the Seller's right, title and interest in and to, the equipment leases, retail installment contracts or other chattel paper identified on Schedule A attached hereto and made a part hereof (the "Paper"), together with all of Seller's right, title and interest all monies due or to become due to or on behalf of Seller thereunder, and all of the purchase options, renewal options, guaranties, security agreements, pledge agreements and other agreements, letters of credit, recourse agreements, documents and instruments relating to the Paper.

          Seller hereby constitutes and appoints the Buyer, its successors and assigns, as Seller's true and lawful attorney and attorneys-in-fact, with full power of substitution, in Seller's name and stead, but on behalf and for the benefit of the Buyer, its successors and assigns to demand and receive any and all of the Paper, and to give receipts and releases for an in respect of the same, and any part thereof, to execute, endorse and deliver in Seller's name place and stead, all instruments necessary to transfer legal and beneficial title to Buyer of all the Paper and to execute, acknowledge and deliver such other instruments in writing of whatever kind and nature, and to do all acts and things as may be necessary or appropriate to vest in Buyer the rights and benefits with respect to the Paper and acquired under the Amended and Restated Master Sale of Chattel Paper and Security Agreement by and among Buyer and Seller, including, without limitation, endorsing the name of Seller upon any document or instrument (including, without limitation, UCC financing statements) evidencing or relating to the Paper or any lien with respect to the Paper, and upon any checks, notes, acceptances, money orders, drafts or any other payment relating to or constituting proceeds of any of the foregoing. Seller hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller or by its dissolution or in any manner or for any reason whatsoever.

          IN WITNESS WHEREOF, the Seller has executed this assignment this 19th day of March, 1996.

                                           [___________________]


                                           By:_________________

                                           Title: President

Acknowledged:

EUROPEAN AMERICAN BANK

By: _______________________
Title: Senior Vice President

                                                                       EXHIBIT B

                      CERTIFICATE OF AUTHORITY OF SELLER



          The undersigned hereby certifies to European American Bank ("EAB")
                                                                       ---
that the following resolutions were duly adopted by the Board of Directors of _______________________________________, a corporation existing under the laws of Massachusetts (the "CORPORATION"), [by unanimous written consent dated at
                       -----------
which meeting a quorum was present and acting throughout], that the same have not been modified or rescinded and are not in conflict with any provision of the Certificate of Incorporation, By-Laws or any agreement of the Corporation:

          "RESOLVED, that this Corporation is authorized and empowered (a) to sell and assign to European American Bank ("EAB") from time to time
                                                      ---
          such existing and future equipment leases, installment sales contracts and/or other chattel paper (collectively, "PAPER") between this
                                                     -----
          Corporation (or other parties) and various debtors, to be unsecured or to be secured by equipment and/or other collateral, and/or (b) to sell to EAB from time to time the equipment covered by Paper, and/or (c) to borrow money from EAB from time to time, with such borrowing to be unsecured or to be secured by Paper, equipment and/or other collateral (including, without limitation, in each case, the sale of Paper and/or other property now or hereafter owned by this Corporation, the borrowing of funds and the granting of security interests in property of every description belonging to this Corporation), all such transactions to be on such terms and conditions as may be mutually agreed from time to time between this Corporation and EAB, and each and any officer of this Corporation is authorized,in the name and on behalf of this Corporation, to execute and deliver to EAB a Master Sale of Chattel Paper and Security Agreement, a Sale and Assignment, one or more Loan Receipts, and/or such other promissory notes, chattel mortgages, security agreements, financing statements, bills of sale and/or other agreements, instruments and documents in connection with such transactions and all supplements, amendments, modifications and restatements thereto, containing such terms and conditions as may be approved by the officer executing such document, such officer's execution thereof to be deemed conclusive evidence of such approval and of such officer's authority to do so, and it is further

          RESOLVED, that each and any officer of this Corporation is authorized, in the name and on behalf of this Corporation, to execute and deliver to EAB such other documents and take such other actions as such officer may deem necessary or advisable to effectuate and perform the transactions contemplated by the foregoing resolution, and the Secretary or any Assignment Secretary of this Corporation is authorized to certify a copy of these resolutions to Lessor."

          The undersigned further certifies that (a) annexed hereto as Exhibits "A" and "B", respectively, are true, correct and complete copies of the Certificate of Incorporation and By-Laws of the Corporation, as amended to date, and (b) set forth below are the names and genuine signatures of certain officers of the Corporation each of whom is duly elected, qualified and currently holds the respective office(s) appearing beside such name:

OFFICE                   NAME                      SIGNATURE
------                   ----                      ---------

President                Paul Gass                 ____________________


Signed and sealed this ____ day of March, 1996.

(Corporate Seal)              ___________________________________
                                         (Secretary)


          The undersigned, the President of the Corporation, hereby certifies to EAB that the above is the signature of _____________, the duly elected, qualified and currently serving Secretary of the Corporation.

                                             ___________________________

                                                     Paul Gass